Exhibit 32.2



                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Global Environmental Energy Corp. (the "Company") on Form 10-KSB for the period ending May 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Salim Ghafari , Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/Salim Ghafari
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Chief Financial Officer and Director. (or equivalent thereof)

October 13, 2004